================================================================================

COMMON STOCK                                                               CUSIP
CERTIFICATE NO.

                               SE FINANCIAL CORP.

                             INCORPORATED UNDER THE
                    LAWS OF THE COMMONWEALTH OF PENNSYLVANIA

                                                               SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

         THIS CERTIFIES THAT:

         IS THE OWNER OF:

              FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK,
                          $0.10 PAR VALUE PER SHARE OF


                               SE FINANCIAL CORP.


         The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof in person, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions contained in the Corporation's official corporate papers filed with the Department of State of the Commonwealth of Pennsylvania (copies of which are on file with the Transfer Agent), to all of the provisions the holder by acceptance hereof, assents.

         This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

              THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT
                        FEDERALLY INSURED OR GUARANTEED.

         In Witness Whereof, SE Financial Corp. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

DATED:



-------------------------------------           --------------------------------
PRESIDENT                                       SECRETARY

                                      SEAL
                                Incorporated 2004


================================================================================

         The shares represented by this certificate are issued subject to all the provisions of the Articles of Incorporation and Bylaws of SE Financial Corp. (the "Corporation"), as from time to time amended (copies of which are on file at the principal office of the Corporation), to all of which the holder by acceptance hereof assents. The following description constitutes a summary of certain provisions of, and is qualified in its entirety by reference to, the Articles.

         The shares represented by this certificate are subject to a limitation contained in the Articles of Incorporation to the effect that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of common stock ( the "Limit") be entitled or permitted to any vote in respect of shares held in excess of the Limit. In addition, for five years from the initial sale of common stock, no person or entity may offer to acquire or acquire more than 10% of the then outstanding shares of any class of equity securities of the corporation.

         The Board of Directors of the Corporation is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of serial preferred stock, no par value per share, in series and to fix and state the voting powers, designations, preferences and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The Corporation will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -    as tenants in common                         UNIF TRANS MIN ACT - _______________Custodian____________________
                                                                                   (Cus)                  (Minor)
                                                                               under Uniform Transfers to Minors Act

TEN ENT -    as tenants by the entireties                                    -----------------------
                                                                                      (State)
JT TEN  -    as joint tenants with right of survivorship
             and not as tenants in common

     Additional abbreviations may also be used though not in the above list.

         FOR VALUE RECEIVED ________________________ hereby sell, assign and transfer unto


PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                        (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

shares of the common stock  represented by the within  certificate and do hereby
irrevocably                 constitute                and                appoint
___________________________________________________________________________________________________
Attorney  to  transfer  the  said  shares  on  the  books  of the  within  named corporation with full power of substitution in the premises.

Dated _____________________                 X____________________________________________________________________

                                            X____________________________________________________________________

         NOTICE: The signatures to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

SIGNATURE(S)                                 GUARANTEED:
                                             ____________________________________________________________________
                                             THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR
                                             INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS,
                                             AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE
                                             GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17Ad-15.
Countersigned and Registered:
                                             Transfer Agent and Registrar


                                             By:
                                                 ----------------------------------------------------------------
                                                  Authorized Signature
